UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

DERMATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2026, Mary Fisher provided Dermata Therapeutics, Inc. (the “Company”) with notice of her resignation from the Board of Directors (the “Board”), including from her role on any committees thereof, effective March 31, 2026. Ms. Fisher’s resignation was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. Ms. Fisher resigned from the Board in order to comply with her employer recently being acquired and no longer permitting her to serve on the Company’s Board. Upon the effectiveness of Ms. Fisher’s resignation, the size of the Board will be reduced from eight to seven.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: February 25, 2026	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President, Chairman and Chief Executive Officer

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